EXHIBIT 99.1

 ECI TELECOM LTD. EMPLOYEE SHARE INCENTIVE PLAN 2002  (AS AMENDED AND RESTATED)
          INCLUDING THE ECI TELECOM LTD. 2002 SUB-PLAN (UNITED STATES)

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                                ECI TELECOM LTD.
                       EMPLOYEE SHARE INCENTIVE PLAN 2002
                            (as amended and restated)

                              A. NAME AND PURPOSE

1. Name: This plan, as amended from time to time, shall be known as the "ECI Telecom Ltd. Employee Share Incentive Plan 2002" (the "Plan").

2. Purpose: The purpose and intent of the Plan is to provide incentives to employees and directors of ECI Telecom Ltd. (the "Company") and any subsidiary or affiliate thereof, and other beneficiaries, by providing them with options ("Options") to purchase Ordinary Shares (nominal value NIS 0.12 per share) in the Company ("Shares"), pursuant to (i) a plan (or plans) approved by the Board of Directors of the Company (the "Board") which is (are) designed to benefit from, and is (are) made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (the "Ordinance") and any regulations, rules, orders or procedures promulgated thereunder (a "Qualified Plan"), and/or (ii) any other share incentive plan which is approved by the Board (a "Non-Qualified Plan"), provided that any Qualified Plan or Non-Qualified Plan (individually - a "Sub-Plan" and collectively - "Sub-Plans") shall not contain any provisions which are inconsistent with the general terms and conditions contained herein below (the term "Plan" shall, unless the context requires otherwise, include any and all Sub-Plans then in existence).

                  B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.    Administration:

      3.1 The Plan will be administered by the Board or by a Remuneration Committee (the "Committee"), if permitted by applicable law, which will consist of such number of Directors of the Company (not less than two in number), as may be fixed from time to time by the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Board may make grants in accordance with the Plan and otherwise administer the Plan without having received recommendations on such matters from the Committee. If a Committee is not appointed, or to the extent that the Board acts in accordance with the Plan without having received recommendations from the Committee, the term "Committee," whenever used herein, shall mean the Board.

      3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee present and voting at a meeting of the Committee at which a majority of its members are present, or acts reduced to, or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      3.3 Subject to applicable law and to the general terms and conditions of this Plan and subject to any special provisions of any Sub-Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine (i) the persons to whom Options shall be granted ("Grantees"), (ii) the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for,
            (v) subject to applicable law, whether or not the Options will be granted pursuant to Section 102 of the Ordinance ("102 Options"),
            (vi) with regard to Section 102 as amended in amendment 132 of the Ordinance - whether the Options will be granted to a trustee under
            Section 102(b) of the Ordinance and the election of the "Work Income Route" according to Section 102(b)(1) of the Ordinance (the "Work Income Route") or the "Capital Gains Route" according to Section 102(b)(2) of the Ordinance (the "Capital Gains Route"), or - whether the Options will not be granted to a trustee, as detailed in Section 102(c) of the Ordinance, and/or (vii) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

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      3.4   The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

      3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

4.    Eligible Grantees:

      4.1 Options may be granted (i) under a Qualified Plan to any officer, key employee or other employee of the Company, whether or not a Director of the Company ("Employee") and (ii) under a Non-Qualified Plan to any Employee, director, consultant or contractor of the Company. For the purpose of the Plan and subject to any limitation contained in any Sub-Plan, the term "Employee" shall include employees of subsidiaries of the Company. Anything in this Plan to the contrary notwithstanding, the authorization and implementation of all grants of Options to "Nosei Misra" (Office Holders of the Company), as such term is defined in the Israel Companies Law, 1999 (the "Companies Law"), shall be subject to the provisions of applicable law.

      4.2 The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or stock option plan of the Company or any of its subsidiaries.

5.    Grant of Options and Issuance of Shares in Trust:

      5.1 The effective date of the grant of an Option (the "Date of Grant") shall be the date the Committee resolved to award the Option, unless specified otherwise by the Committee. The Committee shall promptly give the Grantee written notice (the "Notice of Grant") of the grant to the Grantee of an Option.

      5.2 Anything herein to the contrary notwithstanding, Options granted under the Plan may be granted by the Company to a trustee designated by the Committee and, with respect to 102 Options, to the trustee approved by the Israel Commissioner of Income Tax (the "Trustee"), and the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "Trust") for the benefit of the Grantee in respect of whom such Option was granted (the "Beneficial Grantee"). In accordance with Section 102 of the Ordinance and the rules and regulations promulgated thereunder, 102 Options and any Shares received upon exercise of such Options may be locked up and held by the Trustee for a period of at least (i) one year from the end of the tax year in which the 102 Options are granted, if the Company elects the Work Income Route, or (ii) two years from the end of the tax year in which the 102 Options are granted, if the Company elects the Capital Gains Route, or (iii) such other period as shall be approved by the Israel Commissioner of Income Tax. All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided. If under the terms of any Sub-Plan, Options and/or Shares are to be held in trust, the Trustee shall hold the same pursuant to the Company's instructions from time to time. The Trustee shall not use the voting rights of any such Shares and shall not exercise said rights in any way whatsoever.

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      5.3   After the Options have vested, the following provisions shall apply in respect of any Options or Shares in trust, as follows:

            (a) Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

            (b) Alternatively, provided the Shares have been registered on a stock exchange or admitted to trading on an electronic securities trading system (such as the Nasdaq Stock Market) or an exemption from such registration is available, upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Trustee shall use his reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of, the proceeds of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities.

      5.4 Dividend: All Shares issued upon the exercise of Options granted under the Plan shall entitle the Beneficial Grantee thereof to receive dividends in respect thereof. For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, the dividends paid or distributed in respect thereof shall be remitted to the Trustee for the benefit of such Beneficial Grantee or directly to the Beneficial Grantee, as determined by the Board.

6. Reserved Shares: The Company has reserved 29,760,700 authorized but unissued Shares for purposes of the Plan and the Company's previous Share Incentive Plans, subject to adjustment as provided in Section 11 hereof. Notwithstanding the aforesaid, the Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan, previously issued Shares which are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies
      Law). Any Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7.    Grant of Options:

      7.1 The Committee in its discretion may award to Grantees Options to purchase Shares available under the Plan. Options may be granted at any time after this Plan has been approved by the Shareholders of the Company and the Shares reserved for the Plan effectively created, but not later than December 31, 2012.

      7.2 Anything herein to the contrary notwithstanding, Options may be granted under the Plan prior to the date of any approval regarding the Plan required of the Shareholders of the Company, provided such Options are made subject to such approval.

      7.3 The Notice of Grant of an Option shall state, inter alia, the number of Shares covered thereby, the Vesting Period (as hereinafter defined) thereof, the dates when it may be exercised, the exercise price, whether the Option is a 102 Option and the Route the Company has elected for such 102 Option, if applicable, the schedule on which such Shares may be paid for and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with (i) this Plan and (ii) the specific provisions of the Sub-Plan under which the Option is awarded.

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      7.4   Without derogating from the rights and powers of the Committee under
            Section 7.3 hereof, unless determined otherwise by the Committee, the schedule pursuant to which Options granted under the Plan shall vest and the Grantee thereof shall be entitled to pay for and acquire the Shares (the "Vesting Period"), shall be such that the Options shall be fully vested on the first business day following the passing of four (4) years from the Date of Grant as follows:
            12.5% of such Options shall vest following the elapse of six (6) months from the Adoption Date (the "Adoption Date" for the purpose of this Plan means the Date of Grant or any other date determined by the Committee for a given grant of Options) and a further 6.25% of such Options shall vest on the last day of each quarter, during fourteen (14) consecutive quarters thereafter. Vesting Period of an Option shall mean, for the purpose of the Plan and its related instruments, the period between the Date of Grant and the date on which the Grantee may exercise the rights awarded pursuant to terms of the Option.

      7.5 Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority to determine any provisions regarding the acceleration of the Vesting Period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Committee shall deem appropriate.

8. Exercise Price: The exercise price per Share covered by an Option shall be as determined solely by the Committee.

9.    Exercise of Options:

      9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan and of the Sub-Plan under which they were awarded.

      9.2 Options granted pursuant to the Plan shall be exercisable by the Grantee's signing and returning to the Company at its principal office (or, with respect to Options held in the Trust, by the Trustee's delivering upon receipt of written instructions from the Beneficial Grantee), a "Notice of Exercise" specifying the number of Shares to be purchased, accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time.

      9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the shares covered thereby not paid for within ten (10) years after the Date of Grant (or any other relevant period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are held in Trust as aforesaid, such Trust shall ipso facto expire. Such Options will return to the unallocated pool stated in section 6 until instructed by the Company that some or all of such Options are again to be held in trust for one or more Grantees.

      9.4 Each payment for Shares shall be in respect of a whole number of Shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method or payment acceptable to the Company.

      9.5 (a) In the event of any Change in Control (as hereinafter defined), each outstanding Option not yet vested shall, unless otherwise determined by the Board, automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the Shares of the Company underlying such Option. Each such Option shall remain exercisable for Shares in the Company existing after the Change of Control until the original expiration or sooner termination of the Option.

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      (b)   Change in Control shall mean a change in ownership or control of the
            Company effected through any of the following transactions:

            (i) the acquisition, directly or indirectly by any person or related group of persons (other than Clal Electronics Industries Ltd., Koor Industries Ltd. and/or their affiliates) of beneficial ownership of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company's outstanding securities;

            (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the members of the Board ceases, by reason of one or more contested elections to the Board, to be comprised of individuals who either (x) have been members of the Board of Directors continuously since the beginning of such period or
                  (y) have been elected or nominated for election as members of the Board during such period by at least a majority of the shareholders of the Company prior to such change;

            (iii) a merger or consolidation or a similar business combination, in which securities possessing fifty percent (50%) or more of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

            (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets.

10.   Termination of Employment:

      10.1 In General: Subject to the provisions of Section 10.2 hereof, if a Grantee should, for any reason, cease to be employed by the Company or a subsidiary thereof, all of his rights, if any, in respect of
            (i) all Options theretofore granted to such Grantee under the Plan and not exercised (to the extent that they are exercisable) within the Notice Period, as defined below, and/or (ii) all Shares which may be purchased by such Grantee under the Plan and not fully paid for within the Notice Period, shall ipso facto terminate. In the event of resignation or discharge of a Grantee from the employ of the Company or a subsidiary thereof, for the purposes of this
            Section 10.1, the "Notice Period" shall be the period which ends on the later of (i) 30 days after the date of delivery to the employer of notice of resignation, or the date of delivery to the employee of notice of discharge, as the case may be, or (ii) on the date on which the Grantee actually ceases to be employed by the Company or a subsidiary thereof. The transfer of a Grantee from the employ of the company to the employ of a subsidiary of the Company, or from the employ of a subsidiary of the Company to the employ of the Company or another subsidiary of the Company, shall not be deemed a termination of employment for purposes hereof. Whether an authorized leave of absence on military, governmental or public service or otherwise, or termination of employment under certain conditions, shall constitute termination of employment for the purposes hereof shall be conclusively determined by the Committee.

      10.2 Cessation of Employment for Cause: Anything herein to the contrary notwithstanding, if the Grantee should cease to be employed by the Company or a subsidiary thereof due to (i) breach of the Grantee's duty of loyalty towards the Company, or (ii) breach of the Grantee's duty of care towards the Company, or (iii) the Grantee has committed any flagrant criminal offense, or (iv) the Grantee has committed a fraudulent act towards the Company, or (v) the Grantee caused intentionally, by act or omission, any financial damage to the Company, or (vi) if the Company may terminate the Grantee's employment without severance pay, according to the Israel Severance Pay Law, 1963, all Options theretofore granted to such Grantee under the Plan, whether vested or not, shall ipso facto expire immediately and be of no legal effect.

      10.3 Death, Disability, Retirement: Anything herein to the contrary notwithstanding:

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      (a)   If a Grantee should die while in the employ of the Company or a subsidiary thereof, his estate, to the extent that it has acquired by will and/or by operation of law the rights of the deceased Grantee in connection with the purchase of any shares under the Plan, shall have, subject to the specific provisions, if any, of the relevant Sub-Plan, the right, for a period of twelve (12) months from the date of death of such Grantee, to exercise such rights of the deceased Grantee not theretofore exercised, to the same extent (but only to the extent) that the deceased Grantee could have done so during or at the end of such 12-month period had he survived and had he continued his employment with the Company or its subsidiary.

      (b) If a Grantee, while in the employ of the Company or a subsidiary thereof, should be incapacitated by reason of accident or illness or other cause approved by the Committee, and by virtue of such incapacity should, in the judgment of the Committee, be rendered unable to continue to be so employed, the Committee shall have the right in its discretion, subject to the specific provisions, if any, of the relevant Sub-Plan, to permit such Grantee (or his guardian) to continue to enjoy rights under the Plan on such terms and conditions, with such limitations and subject to such requirements, as the Committee in its discretion may determine, subject, however, to such specific limitations, if any as are imposed by the relevant Sub-Plan. In exercising its judgment as aforesaid, the Committee may, but shall not be required to, take into account the economic situation of the Grantee, his ability to obtain other gainful employment and such other factors as the Committee in its discretion may deem relevant.

      (c) If a Grantee should retire, he shall, subject to the approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine, subject, however, to such specific limitations, if any, as are imposed by the relevant Sub-Plan.

10.4 Determination of Disability or Retirement: Whether the cessation of employment of a particular Grantee is by reason of "disability" for the purposes of Section 10.3(b) hereof or by virtue of "retirement" for the purposes of Section 10.3(c) hereof, on the one hand, or is a termination of employment otherwise than by reason of such disability or retirement, on the other hand, shall be finally and conclusively determined by the Committee in its absolute discretion.

10.5 Directors, Consultants or Service Providers: In the event that a Grantee who is a director, consultant, contractor or other service provider of the Company or a subsidiary thereof, ceases, for any reason, to serve as such, all of his rights, if any, in respect of (i) all Options theretofore granted to such Grantee under the Plan and not exercised (to the extent that they are exercisable) within the Notice Period, as defined below, and/or (ii) all Shares which may be purchased by such Grantee under the Plan and not fully paid for within the Notice Period, shall ipso facto terminate. In the event of cessation of services provided by the Grantee to the Company or a subsidiary thereof, for the purposes of this Section 10.5, the "Notice Period" shall be the period which ends on:

      (a) with regard to directors, 30 days after the date on which a director submits notice of resignation from the Board or the date on which the shareholders of the Company or the subsidiary, as applicable, remove such director from the Board; and

      (b) with regard to consultants, contractors or other service providers, 30 days after the date on which the services agreement between such consultant, contractor or service provider, as applicable, and the Company or the subsidiary, as applicable, terminates; or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

10.6 Notwithstanding the foregoing provisions of this Section 10, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in this
      Section 10, but in no event beyond the term of the Option (as specified in Section 9.3 hereto).

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11.   Changes in Capitalization and Corporate Transactions:

      11.1 Definitions: "Sale of All of the Company's Assets" means the sale, transfer or other disposition of all or substantially all of the Company's assets. "Merger" means a merger or consolidation or a similar business combination, in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction.

      11.2 Subject to any action by the shareholders of the Company required under applicable law, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

      11.3 Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his Option, including any Option which would not otherwise be exercisable.

      11.4 If, upon a Merger or Sale of all of the Company's Assets (as hereinafter defined), the consideration received (the "Consideration") shall be the exchange of the securities of the Company for the securities of another corporation or a parent or subsidiary of such other corporation (each, a "Successor Entity"), then, each Option shall, at the sole and absolute discretion of the Committee, either:

            (a) be substituted for options to purchase shares of the Successor Entity, and appropriate adjustments shall be made in the exercise price per share to reflect such exchange; or

            (b) be assumed by the Successor Entity such that the Grantee may exercise the Options for such number of shares of the Other Entity or amount of other securities thereof, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange.

Anything herein to the contrary notwithstanding, the provisions of this Section
11.4 shall be subject to all the terms and provisions of the Plan remaining in full force and effect.

      11.5 In the event that all or substantially all of the issued and outstanding share capital of the Company is to be sold (the "Sale"), each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Options in the Company, provided, however, that each such Share or Option shall be sold at a price equal to that of any other Share sold under the Sale (minus the applicable exercise price), while accounting for changes in such price due to the respective terms of any such Option, and subject to the absolute discretion of the Board.

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      11.6  The Committee shall determine the specific adjustments to be made under this Section 11 or in any event of a change in capitalization or in the event of a corporate transaction which is not detailed in this Section 11 (spin-off, spin-up, etc.), and its determination shall be conclusive.

12. Assignability and Transferability: No Option and no Shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee; and during the lifetime of the Grantee each and all of his rights to purchase shares hereunder shall be exercisable only by him. At the request of a Grantee, Shares purchased and paid for following the exercise of an Option may be issued in, or transferred into, the name of the Grantee and another person jointly with the right of survivorship, or in the name of a bank or broker either for the sole account of the Grantee or for the account of the Grantee jointly with another person.

13.   Agreement to Purchase for Investment:

      13.1 By exercise of an Option hereunder, the Grantee agrees that any Shares purchased thereunder shall be purchased for investment and not with a view to their distribution as that term is used in the United States Securities Act of 1933, as amended, unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act; and, if required by the Company, the Grantee shall sign a certificate to that effect at the time or times he exercises such Option. The Company does not obligate itself to register the shares under the United States Securities Act of 1933, as amended.

      13.2 The Company may place a legend on any share certificate delivered to the Grantee to the effect that such shares are acquired pursuant to an investment representation without registration of the Shares and are subject to restrictions under this Section 13.

14.   Term and Amendment of the Plan:

      14.1 The Plan was adopted by the Board of Directors of the Company on October 7, 2002 (subject to approval by the Shareholders of the Company not later than December 31, 2002), and shall expire on December 31, 2012 (except as to Options outstanding on that date). Such expiration shall not affect the instructions contained herein or in any applicable law with respect to the Options and Shares held in the Trust at such time of expiration.

      14.2 Subject to applicable law, the Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the approval of the Shareholders of the
            Company: (i) the total number of Shares which may be issued under the Plan may not be increased (except by adjustment pursuant to Section 11 hereof); (ii) the provisions of Section 4 regarding eligibility may not be modified; (iii) the provisions of Section 8, regarding the exercise price at which Shares may be offered pursuant to Option awards, may not be modified (except by adjustment pursuant to Section 11 hereof); and (iv) the expiration date of the Plan may not be extended. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

15. Continuance of Employment: Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company or a subsidiary thereof, to continue any Grantee in its employ, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or a subsidiary thereof, or restrict the right of the Company or a subsidiary thereof, to terminate such employment at any time.

16. Governing Law: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

17. Application of Funds: The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.

18. Tax Consequences: Any tax consequences and any obligations regarding any compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax consequences or compulsory payments, or interest or penalty thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

19. Multiple Agreements: The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

20. Non-Exclusivity of the Plan: The adoption of the Plan by the Board and the Shareholders of the Company shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board and the Shareholders of the Company to adopt other incentive arrangements as they may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                ECI TELECOM LTD.

                          2002 SUB-PLAN (UNITED STATES)

                                    UNDER THE

               ECI TELECOM LTD. EMPLOYEE SHARE INCENTIVE PLAN 2002

                  This 2002 Sub-Plan (United States) (the "Sub-Plan") shall govern the grant of options to purchase ordinary shares of ECI Telecom Ltd. (the "Company") to Eligible Persons, as defined below. This Sub-Plan is a Sub-Plan as defined in the ECI Telecom Ltd. Employee Share Incentive Plan 2002 (the "Primary Plan"). The provisions of the Primary Plan will govern all grants of options to purchase ordinary shares of the Company under this Sub-Plan except as specifically set forth in this Sub-Plan. The number of shares reserved for issuance over the term of the Sub-Plan shall be as determined by the Board from time to time, subject to any necessary shareholder approval in connection with the granting of Incentive Stock Options, as defined below. Capitalized terms used but not defined in this Sub-Plan shall have the meaning given them in the Primary Plan.

                  1. Persons Eligible to Participate in the Sub-Plan. Residents of the United States who fall within one of the following categories are eligible to participate in this Sub-Plan ("Eligible Persons") (i) individuals in the employment of the Company or any subsidiary of the Company, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance ("Employees"), (ii) consultants and other independent advisors who provide services to the Company (or any subsidiary) and (iii) individuals who were Employees, consultants or other independent advisors of the Company or any subsidiary on the date this Sub-Plan was approved by the Board (the "Plan Effective Date"), but whose service terminated following such date for reasons other than Cause.

                  2. No Trustee. The provisions of the Primary Plan relating to the grant of Options by the Company to a Trustee, the holding of Options and Shares by such Trustee for the benefit of Grantees and any other provisions relating to a Trustee shall not apply to grants of Options to Eligible Persons under this Sub-Plan.

                  3. Incentive Stock Options. The terms specified in this Paragraph 3 shall be applicable to all options which satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code," and such options, "Incentive Stock Options"). Options which are specifically designated as options that are not intended to satisfy the requirements of such Section ("Non-Statutory Options") shall not be subject to the terms of this Paragraph 3.

                      A. Eligibility. Incentive Stock Options may only be granted to Employees.

                      B. Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date on which the Option was granted. The "Fair Market Value" per Share on any relevant date shall be the closing selling price per Share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. If the Shares are not at the time traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Committee in its good faith discretion.

                      C. Dollar Limitation. The aggregate Fair Market Value of the Ordinary Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Sub-Plan (or any other option plan of the Company or any subsidiary) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options are granted.

                      D. 10% Shareholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the Option grant date, and the Option term shall not exceed five
(5) years measured from the Option grant date. A "10% Shareholder" shall mean the owner of Shares (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company (or any Subsidiary).

                      E. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death.

                      F. Change in Control. The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

                  4. Tax Withholding. The Company's obligation to deliver Shares upon the exercise of options under the Sub-Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements ("Withholding Taxes"). The Committee may, in its discretion, provide any or all holders of Non-Statutory Options under the Sub-Plan with the right to use Shares in satisfaction of all or part of any Withholding Taxes to which such holders may become subject in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

                      A. Share Withholding. The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                      B. Share Delivery. The election to deliver to the Company, at the time the Non-Statutory Option is exercised, one or more Shares previously acquired by such holder (other than in connection with the option exercise triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  5. Effective Date and Term of Sub-Plan. The Sub-Plan shall become effective immediately on the date of its approval by the Board (the "Plan Effective Date"). Options may be granted under at any time on or after the Plan Effective Date. However, no Options may be exercised until the Sub-Plan is approved by the Company's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Sub-Plan shall terminate and cease to be outstanding, and no further options shall be granted under the Sub-Plan. The Sub-Plan shall terminate on the date on which the Primary Plan terminates.

                  6. Amendment of the Sub-Plan. The Board shall have complete and exclusive power and authority to amend or modify the Sub-Plan in any or all respects as set forth in the Primary Plan. However, no such amendment or modification shall adversely affect the rights and obligations with respect to share options at the time outstanding under the Sub-Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

                  7. Regulatory Approvals. The implementation of the Sub- Plan, the granting of any Options under the Sub-Plan and the issuance of any Shares upon the exercise of any Option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Sub-Plan and the Options granted under it. No Shares shall be issued or delivered under the Sub-Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Sub-Plan, and all applicable listing requirements of the Nasdaq National Market.